Exhibit 99.1

NASDAQ:EU

TSXV:EU

March 13, 2025

www.encoreuranium.com

enCore Energy Expands Uranium Extraction Capacity at Alta Mesa;

Accelerated Wellfield Development Underway

Dallas, Texas: March 13, 2025—enCore Energy Corp. (NASDAQ: EU) (TSXV: EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, today announced the successful startup of its second Ion Exchange (“IX”) Circuit at its South Texas Alta Mesa In-Situ Recovery (“ISR”) Uranium Central Processing Plant (“Alta Mesa CPP”). IX Circuits collect uranium from process water pumped from recovery wells in the wellfield. This second IX Circuit at Alta Mesa doubles the total flow capacity from 2,500 gallons per minute (”GPM”) to 5,000 GPM. Flow rate is an essential factor in expanding the amount of uranium captured.

In conjunction with the expansion of processing capacity, enCore has installed additional injection and extraction wells in the currently permitted and operational Wellfield 7 (“PAA-7”). The combination of the second IX Circuit and wellfield expansion utilizes approximately 75% of the current processing capacity. Additional wells will be brought online systematically in order to reach CPP capacity and increase the capture of uranium.

Executive Chairman, Wiliam M. Sheriff, stated: “At any given concentration of dissolved uranium in water, the more solution you pump, the more uranium that can be captured. At the Alta Mesa CPP, we have learned that our extraction process is faster than anticipated, which is expected to be a positive for revenue and return on investment. The work on the second IX Circuit and additions to the wellfield have been underway for several months. While we are pleased to see the second IX Circuit operating, we look forward to full utilization of this increase in capacity. With additional drill rigs and accelerated effort, we look forward to steady advancement of our uranium capture rates.”

To view the Alta Mesa CPP and Wellfields map please visit: https://rb.gy/s1hpzy.

Significant Highlights:

•

The wellfield decline curve at Alta Mesa is quite steep, achieving approximately 80% uranium capture in just over 4 months. While total capture of uranium is comparable between most Wyoming ISR operations and Alta Mesa, the wellfield decline curve at other projects tends to be much flatter, taking 12 to 15 months for 80% recovery months due to differences in physical and chemical properties of the host rock and the process water;

•

With this capture rate enCore experiences a very quick recovery of uranium, however this necessitates an aggressive drilling and well completion schedule with an emphasis on logistics, urgency and oversight in the continued development and expansion of the wellfield;

•	With the addition of the second IX Circuit, the Alta Mesa CPP now has a total flow capacity of 5,000 GPM, operating two of its three fully licensed IX Circuits at the Alta Mesa CPP;

•

Work is underway for systematic and more aggressive expansion of Wellfield 7 with 22 drill rigs now operating on the Company’s projects; 17 drill rigs are currently working on increasing uranium extraction at Alta Mesa. The drilling program has been expanding since year end and the Company is actively engaged in further increasing this number of drill rigs in the coming weeks and months;

•

During the past six months, an additional 43 injection wells and 36 recovery wells have been added to Wellfield 7 feeding the second IX Circuit at the Alta Mesa CPP with a total flow rate of 1,450 GPM. Ongoing development of the wellfield to supply additional uranium bearing water to the second IX Circuit is continuing toward total circuit flow capacity with the addition of 13 injection wells and 13 recovery wells anticipated over the next 6 weeks;

•

Work is underway to return Wellfield 6 (“PAA-6”) to operation within the next 6 months. Wellfield 6 was in operation when Alta Mesa shut down in 2012/2013 with 370,000 lbs. of a Measured uranium (“U3O8”) resource remaining[1];

•

There is currently 1 drill rig operating at the Upper Spring Creek Project where drilling will be completed in the next few days. The rill rig will be redeployed to Wellfield 7, bringing the total there to 18, after a short program at the Rosita Extension where a series of close space fences will delineate a portion of the wellfield that has not been exploited to date. Depending on the outcome, drilling of additional wells may be expected to come online within the next 3 to 4 months at the Rosita CPP;

•	Construction and installation of the wellfield at the Upper Spring Creek Project will commence once the final permits have been received, this is expected before year end;

•

A third IX Circuit is on site and recommissioning is planned for 2026. Once the third IX Circuit is online, it will bring processing capacity to 7,500 GPM, which will bring the Alta Mesa CPP to 100% of its IX capacity;

•

An IX Circuit is similar to a water softener treatment which selectively removes hardness ions from water. Each IX Circuit at the Alta Mesa CPP contains four upflow columns and 2 downflow columns that contain the IX resin used to capture uranium from the produced water before it is recycled back into the wellfield, thereby minimizing the amount of water consumed in the ISR process.

About the Alta Mesa Uranium CPP and Wellfield

The Alta Mesa Project hosts a fully licensed and constructed ISR Central Processing Plant and operational wellfield located on 200,000+ acres of private land and mineral rights in and regulated by the state of Texas. Total operating capacity at the Alta Mesa CPP is 1.5 million lbs. U3O8 (uranium) per year with additional drying capacity of 0.5 million lbs. The Alta Mesa Project operates under a 70/30 joint venture with Boss Energy Limited (ASX: BOE; OTCQX: BQSSF) that is managed by the Company.

The Alta Mesa CPP historically produced nearly 5 million lbs. of uranium between 2005 and 2013 when production was curtailed as a result of low prices. The Alta Mesa Project utilizes well known ISR technology to extract uranium in a non-invasive process using natural groundwater and oxygen. Currently, oxygenated water is being circulated in the wellfield through injection or extraction wells plumbed directly into the primary pipelines feeding the Alta Mesa CPP. Expansion of the wellfield will continue with production to steadily increase from the wellfield as expansion continues through 2025 and beyond.

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Manager of Geology and Exploration, and a Qualified Person under NI 43-101 and Regulation S-K suboart 1300 of the Exchange Act of 1933 as amended, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

1Alta Mesa Uranium Project, Brooks County, Texas, USA, S-K 1300 Technical Report Summary” dated February 19, 2025 and effective December 31, 2024 prepared by Stuart Bryan Soliz, PG of SOLA Project Services.

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “expects”, “anticipates”, “plans”, “believes”, “intends”, “continue”, “potential”, “remains”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken. Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, our accelerated wellfield development and uranium extraction plans, the timing and number of additional injection and recovery wells, the expectation that the Company’s extraction process is faster than anticipated will be positive for revenue and return on investment and anticipated processing capacity, the processing capacity once the third IX Circuit is online, anticipated production increasing from the wellfield as expansion continues through 2025 and beyond should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, annual information from and MD&A. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.